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                                                                    EXHIBIT 11.1

                            PAYLESS SHOESOURCE, INC.
        COMPUTATION OF NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS
                         FOR THE LAST THREE FISCAL YEARS

(Thousands, except per share data)

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
                                                                          As restated   As restated
                                                            Jan. 29,        Jan. 31,      Feb. 01,
                                                              2005           2004           2003
                                                            --------      -----------   -----------
Basic Computation:

Net earnings from continuing operations                     $ 35,147       $ 16,942       $110,473

Weighted average common shares outstanding                    67,947         67,852         67,550
                                                            --------       --------       --------

Basic earnings per share from continuing operations         $   0.52       $   0.25       $   1.64
                                                            ========       ========       ========
Diluted Computation:

Net earnings from continuing operations                     $ 35,147       $ 16,942       $110,473

Weighted average common shares outstanding                    67,947         67,852         67,550

Net effect of dilutive stock options and restricted
stock based on the treasury stock method                          73            179            833
                                                            --------       --------       --------
Outstanding shares for diluted earnings per share             68,020         68,031         68,383
                                                            --------       --------       --------

Diluted earnings per share from continuing operations       $   0.52       $   0.25       $   1.62
                                                            ========       ========       ========
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